Exhibit 99.1

RenaissanceRe Reports Net Income Available to RenaissanceRe Common Shareholders of $210.2 Million for the Second Quarter of 2010 or $3.66 Per Diluted Common Share

Operating Income of $139.9 Million for the Second Quarter of 2010 or $2.40 Per Diluted Common Share

Pembroke, Bermuda, July 27, 2010 — RenaissanceRe Holdings Ltd. (NYSE: RNR) today reported net income available to common shareholders of $210.2 million or $3.66 per diluted common share in the second quarter of 2010, compared to net income available to common shareholders of $271.2 million or $4.32 per diluted common share for the second quarter of 2009. Operating income available to common shareholders was $139.9 million or $2.40 per diluted common share in the second quarter of 2010, compared to operating income available to common shareholders of $254.1 million or $4.05 per diluted common share for the second quarter of 2009. Operating income excludes net realized and unrealized gains on fixed maturity investments of $71.1 million and net other- than-temporary impairments of $0.8 million in the second quarter of 2010 and net realized gains on fixed maturity investments of $18.9 million and net other-than-temporary impairments of $1.8 million in the second quarter of 2009.

The Company reported an annualized return on average common equity of 26.8% and an annualized operating return on average common equity of 17.9% in the second quarter of 2010, compared to 41.5% and 38.9%, respectively, in the second quarter of 2009. Book value per common share increased $3.10, to $56.96 at June 30, 2010, a 5.8% increase in the second quarter of 2010, compared to an 11.4% increase in the second quarter of 2009.

Neill A. Currie, CEO, commented: “I am pleased to report another good quarter with an annualized operating return on average common equity of 18% and growth in book value per share of almost 6%. We generated strong underwriting profits, had a successful June 1st renewal season, and have underwritten an attractive portfolio of risks. We actively managed our capital during the quarter and remain committed to generating superior returns for our shareholders.”

Mr. Currie added: “Our ability to produce an attractive portfolio of business in this market is a testament to our position as a market leader with strong client and broker relationships. We will continue to maintain our strong underwriting discipline in this market while also continuing to focus on risk management and laying the foundation for future opportunities and long-term performance.”

SECOND QUARTER 2010 RESULTS

Underwriting Results

Gross premiums written for the second quarter of 2010 decreased $13.7 million, or 1.6%, to $841.5 million, compared to $855.2 million for the second quarter of 2009. As described in more detail below, the decrease in gross premiums written was primarily due to a decrease in managed catastrophe premiums of $70.4 million, or 12.0%, and partially offset by increases in the Company’s specialty, Lloyd’s and Insurance premiums. The Company generated $188.5 million of underwriting income and had a combined ratio of 42.3% in the second quarter of 2010, compared to $213.6 million of underwriting income and a 43.8% combined ratio in the second quarter of 2009. Included in the Company’s underwriting income for the second quarter of 2010 was $86.4 million of favorable development on prior year reserves, compared to $106.2 million of favorable development on prior year reserves in the second quarter of 2009.

Reinsurance Segment

Gross premiums written for the Company’s Reinsurance segment decreased $24.3 million, or 4.4%, to $531.4 million in the second quarter of 2010, compared to $555.6 million in the second quarter of 2009. The Company’s managed catastrophe premiums decreased $70.4 million, or 12.0%, to $515.6 million in the second quarter of 2010, compared to $586.0 million in the second quarter of 2009. The Company’s reduction in managed catastrophe premiums principally reflected the deterioration of attractive market conditions on a risk-adjusted basis in the Company’s core markets combined with the nonrenewal of Timicuan Reinsurance II Ltd. (“Tim Re II”), a fully- collateralized property catastrophe joint venture for the 2009 underwriting year, that generated $41.8 million of gross premiums written in the second quarter of 2009. The Company’s managed specialty reinsurance premiums increased $16.9 million, to $13.5 million in the second quarter of 2010, compared to $(3.4) million in the second quarter of 2009. The increase in the Company’s specialty reinsurance premiums was primarily due to the negative impact during the second quarter of 2009 related to the non-renewal and portfolio transfer out of a catastrophe exposed homeowners personal lines property quota share contract, representing $24.2 million of negative gross premiums written in the second quarter of 2009. Excluding the impact of this transaction in the second quarter of 2009, the Company’s managed specialty premiums decreased $7.3 million, or 35.3%, in the second quarter of 2010 compared to the second quarter of 2009. This decrease was due to reductions in several lines of business due to softening market conditions combined with the timing of a political risk trade credit contract which incepted in the second quarter of 2009 and renewed in the first quarter of 2010. The Company’s newly formed Lloyd’s unit generated $13.8 million of managed gross premiums written in the second quarter of 2010.

Through the first six months of 2010, the Company’s managed catastrophe premiums are down 12.1%, compared to the first six months of 2009, after excluding $29.7 million of reinstatement gross premiums written in the first six months of 2010 as a result of European windstorm Xynthia and the Chilean earthquake. The Company’s managed specialty premiums are up 40.4% through the first six months of 2010, compared to the first six months of 2009 and the Company’s Lloyd’s unit generated $27.0 million of managed premiums written in the first six months of 2010. The Company’s Reinsurance segment premiums are prone to significant volatility due to the timing of contract inception and also due to the business being characterized by a relatively small number of relatively large transactions.

The Company’s Reinsurance segment generated $181.5 million of underwriting income and had a combined ratio of 15.5% in the second quarter of 2010, compared to $212.4 million and 6.8%, respectively, in the second quarter of 2009. The $30.9 million decrease in underwriting income in the second quarter of 2010 was due in part to a $13.1 million decrease in net premiums earned, driven by the decrease in gross premiums written noted above, combined with a $3.2 million increase in current accident year losses and a $15.0 million decrease in favorable development on prior year reserves in the second quarter of 2010, compared to the second quarter of 2009. The increase in current accident year losses was due in part to the establishment of $15.0 million of incurred but not reported reserves in the second quarter of 2010 in the Company’s specialty unit as a result of the Deepwater Horizon oil rig event. The Reinsurance segment experienced $81.4 million of favorable development in the second quarter of 2010 which includes $60.9 million in the Company’s catastrophe unit, $20.5 million in the Company’s specialty unit and $0.1 million in the Company’s Lloyd’s unit. The favorable development in the Company’s catastrophe unit was due to a $33.6 million decrease in estimated ultimate losses associated with a review of mature, large, mainly international catastrophe events conducted during the quarter, $11.2 million associated with decreases in estimated ultimate losses on certain specific events, including the 2004 hurricanes, 2005 hurricanes and the 2009 Austrian floods, as a result of lower than expected claims emergence, and $15.7 million due to better than expected claims emergence associated with a large number of relatively small catastrophes. In addition, the Company’s specialty unit experienced lower than expected claims emergence on prior accident year losses in the second quarter of 2010 which resulted in $20.5 million of favorable development on prior year reserves.

Insurance Segment

Gross premiums written for the Company’s Insurance segment increased $32.5 million, or 10.9%, to $331.2 million in the second quarter of 2010, compared to $298.7 million in the second quarter of 2009, primarily due to growth in the Company’s crop insurance gross premiums written during the second quarter of 2010. Crop insurance gross premiums written increased $38.8 million, or 16.5%, to $273.8 million in the second quarter of 2010, compared to $235.0 million in the second quarter of 2009, driven by new business resulting from the Company’s growth in overall market share. Net premiums earned for the Insurance segment decreased $40.2 million, or 26.5%, to $111.7 million in the second quarter of 2010, compared to $151.9 million in the second quarter of 2009, primarily as a result of an increase in ceded premiums written, principally associated with the Company’s crop business. Gross premiums written in the Company’s Insurance segment can fluctuate significantly between quarters and between years based on several factors, including, without limitation, the timing of the inception or cessation of new program managers and quota share reinsurance contracts, including whether or not the Company has portfolio transfers in, or portfolio transfers out, of quota share reinsurance contracts of in-force books of business.

The Insurance segment generated $7.0 million of underwriting income and had a combined ratio of 93.7% in the second quarter of 2010, compared to $1.3 million of underwriting income and a combined ratio of 99.2% in the second quarter of 2009. The increase in underwriting income was primarily due to a $37.4 million decrease in net claims and claim expenses and a $12.5 million decrease in acquisition expenses, and partially offset by the $40.2 million decrease in net premiums earned, as noted above. The decrease in the net claims and claim expenses was principally driven by a reduction of losses in the Company’s crop insurance line of business in the second quarter of 2010, compared to the second quarter of 2009, due to lower expected loss activity as well as an increase in ceded losses. The decrease in acquisition expenses in the second quarter of 2010, compared to the second quarter of 2009, was primarily related to the $67.7 million increase in ceded premiums written during the second quarter of 2010, which resulted in additional ceding commissions offsetting gross acquisition expenses, combined with an increase in the proportional amount of crop insurance gross premiums written to date, which have a lower acquisition expense ratio than the Company’s other lines of business within its Insurance segment. The Company’s Insurance segment experienced $5.0 million of favorable development on prior year reserves in the second quarter of 2010, compared to $9.9 million of favorable development in the second quarter of 2009.

Investments

Returns on the Company’s investment portfolio decreased in the second quarter of 2010, compared to the second quarter of 2009, primarily due to lower total returns in certain of the Company’s non-investment grade allocations, a portion of which the Company includes in other investments, as well as lower returns in its hedge fund and private equity investments during the second quarter of 2010, compared to the second quarter of 2009. The Company’s total investment result, which includes the sum of net investment income, net realized and unrealized gains on fixed maturity investments and net other-than-temporary impairments was $88.5 million in the second quarter of 2010, compared to $150.8 million in the second quarter of 2009. The Company’s total investment result for the second quarter of 2010 was favorably impacted by declining interest rates, which was partially offset by a widening of credit spreads. Although the decline in interest rates resulted in improved total returns in the second quarter of 2010 on the Company’s fixed maturity portfolio, the overall yield on the fixed maturity portfolio has declined, which the Company currently expects will result in lower net investment income in future periods based on the Company’s current portfolio.

Net investment income was $27.6 million in the second quarter of 2010, compared to net investment income of $114.3 million in the second quarter of 2009. The $86.7 million decrease in net investment income was principally driven by a $69.9 million decrease from the Company’s other investments, driven by lower returns for the Company’s investments in senior secured bank loan funds and non-U.S. fixed income funds, a $4.1 million decrease from its hedge fund and private equity investments and a $12.3 million decrease in net investment income from its fixed maturity investments. The Company’s hedge fund, private equity and other investments are accounted for at fair value with the change in fair value recorded in net investment income which included net unrealized losses of $19.2 million in the second quarter of 2010, compared to $69.3 million of net unrealized gains in the second quarter of 2009.

Net realized and unrealized gains on fixed maturity investments were $71.1 million in the second quarter of 2010, compared to net realized gains on fixed maturity investments of $18.9 million in the second quarter of 2009, an improvement of $52.2 million. During the fourth quarter of 2009, the Company started designating, upon acquisition, certain fixed maturity investments as trading, rather than available for sale, and as a result, $48.0 million of net unrealized gains on these securities are recorded in net realized and unrealized gains on fixed maturity investments in the Company’s consolidated statements of operations in the second quarter of 2010 rather than in accumulated other comprehensive income in shareholders’ equity. Net other-than-temporary impairments recognized in earnings were $0.8 million in the second quarter of 2010, compared to $1.8 million for the second quarter of 2009. The Company’s change in net unrealized gains on available for sale fixed maturity investments included in accumulated other comprehensive income for the second quarter of 2010 was a loss of $9.4 million.

Other Items

•

During the second quarter of 2010, the Company repurchased 3.7 million common shares in open market transactions at an aggregate cost of $207.6 million and at an average share price of $56.10. On May 18, 2010, the Company approved an increase in its authorized share repurchase program to an aggregate amount of $500.0 million. At June 30, 2010, the Company had $375.1 million available under its authorized share repurchase program. The Company has not repurchased any additional shares subsequent to June 30, 2010.

•

In July 2010, the Company sold its entire ownership interest in ChannelRe Holdings Ltd. (“ChannelRe”), a financial guaranty reinsurance company, for $15.8 million. The Company expects to record a $15.8 million gain in its third quarter 2010 financial results as a result of the sale. The Company no longer has an ownership interest in ChannelRe and has no contractual obligations to provide capital or other financial support to ChannelRe.

This Press Release includes certain non-GAAP financial measures including “operating income available to RenaissanceRe common shareholders”, “operating income available to RenaissanceRe common shareholders per common share – diluted”, “operating return on average common equity – annualized”, “managed catastrophe premiums”, “managed specialty premiums” and “managed Lloyd’s unit premiums”. A reconciliation of such measures to the most comparable GAAP figures in accordance with Regulation G is presented in the attached supplemental financial data.

Please refer to the “Investor Information – Financial Reports – Financial Supplements” section of the Company’s website at www.renre.com for a copy of the Financial Supplement which includes additional information on the Company’s financial performance.

RenaissanceRe Holdings Ltd. will host a conference call on Wednesday, July 28, 2010 at 8:30 a.m. (ET) to discuss this release. Live broadcast of the conference call will be available through the “Investor Information – Company Webcasts” section of RenaissanceRe’s website at www.renre.com.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of two segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance, its Lloyd’s operations and certain joint ventures and other investments managed by the Company’s subsidiary RenaissanceRe Ventures Ltd., and (2) Insurance, which principally includes primary insurance. Effective January 1, 2010, the Company renamed its Individual Risk segment, Insurance.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this earnings release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 and its quarterly reports on Form 10-Q.

INVESTOR CONTACT:	MEDIA CONTACT:
Rohan Pai	David Lilly or Dawn Dover
Director of Investor Relations	Kekst and Company
RenaissanceRe Holdings Ltd.	(212) 521-4800
(441) 295-4513

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Statements of Operations

(in thousands of United States Dollars, except per share amounts)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Revenues
Gross premiums written	$841,506	$855,172	$1,404,971	$1,453,473

Net premiums written	$552,562	$631,370	$968,545	$1,078,206
Increase in unearned premiums	(226,040)	(251,553)	(363,897)	(396,641)

Net premiums earned	326,522	379,817	604,648	681,565
Net investment income	27,607	114,293	94,788	156,419
Net foreign exchange losses	(609)	(4,162)	(11,951)	(14,317)
Equity in earnings of other ventures	3,160	5,432	5,316	7,168
Other loss	(3,094)	(3,656)	(8,825)	(18,451)
Net realized and unrealized gains on fixed maturity investments	71,106	18,889	119,704	41,015
Total other-than-temporary impairments	(798)	(5,289)	(831)	(24,311)
Portion recognized in other comprehensive income, before taxes	2	3,456	2	3,456

Net other-than-temporary impairments	(796)	(1,833)	(829)	(20,855)

Total revenues	423,896	508,780	802,851	832,544

Expenses
Net claims and claim expenses incurred	47,667	66,823	126,724	153,020
Acquisition expenses	39,944	52,495	84,619	97,099
Operational expenses	50,376	46,865	114,927	86,622
Corporate expenses	4,824	6,339	10,383	12,927
Interest expense	6,206	4,200	9,362	8,336

Total expenses	149,017	176,722	346,015	358,004

Income before taxes	274,879	332,058	456,836	474,540
Income tax (expense) benefit	(2,148)	(652)	2,067	200

Net income	272,731	331,406	458,903	474,740
Net income attributable to redeemable noncontrolling interest - DaVinciRe	(51,915)	(49,652)	(62,465)	(85,127)

Net income attributable to RenaissanceRe	220,816	281,754	396,438	389,613
Dividends on preference shares	(10,575)	(10,575)	(21,150)	(21,150)

Net income available to RenaissanceRe common shareholders	$210,241	$271,179	$375,288	$368,463

Operating income available to RenaissanceRe common shareholders per common share - diluted (1)	$2.40	$4.05	$4.30	$5.57
Net income available to RenaissanceRe common shareholders per common share - basic	$3.69	$4.35	$6.42	$5.94
Net income available to RenaissanceRe common shareholders per common share - diluted	$3.66	$4.32	$6.37	$5.90

Average shares outstanding - basic	55,538	60,963	56,972	60,799
Average shares outstanding - diluted	56,044	61,322	57,465	61,156

Net claims and claim expense ratio	14.6%	17.6%	21.0%	22.5%
Underwriting expense ratio	27.7%	26.2%	33.0%	26.9%

Combined ratio	42.3%	43.8%	54.0%	49.4%

Operating return on average common equity - annualized (1)	17.9%	38.9%	16.3%	27.5%

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

RenaissanceRe Holdings Ltd. and Subsidiaries

Summary Consolidated Balance Sheets

(in thousands of United States Dollars, except per share amounts)

	At
	June 30, 2010	December 31, 2009
	(Unaudited)	(Audited)
Assets
Fixed maturity investments available for sale, at fair value	$725,730	$3,559,197
Fixed maturity investments trading, at fair value	3,847,759	736,595

Total fixed maturity investments, at fair value	4,573,489	4,295,792
Short term investments, at fair value	792,308	1,002,306
Other investments, at fair value	782,345	858,026
Investments in other ventures, under equity method	86,448	97,287

Total investments	6,234,590	6,253,411
Cash and cash equivalents	285,054	260,716
Premiums receivable	1,021,496	589,827
Ceded reinsurance balances	276,296	91,852
Losses recoverable	179,841	194,241
Accrued investment income	34,649	31,928
Deferred acquisition costs	100,725	61,870
Receivable for investments sold	153,923	7,431
Other secured assets	17,418	27,730
Other assets	174,924	205,347
Goodwill and other intangibles	74,143	76,688

Total assets	$8,553,059	$7,801,041

Liabilities, Redeemable Noncontrolling Interest and Shareholders’ Equity
Liabilities
Reserve for claims and claim expenses	$1,682,083	$1,702,006
Reserve for unearned premiums	994,990	446,649
Debt	549,109	300,000
Reinsurance balances payable	406,891	381,548
Payable for investments purchased	202,562	59,236
Other secured liabilities	17,500	27,500
Other liabilities	217,141	256,669

Total liabilities	4,070,276	3,173,608

Redeemable noncontrolling interest - DaVinciRe	707,541	786,647

Shareholders’ Equity
Preference shares	650,000	650,000
Common shares	54,872	61,745
Additional paid-in capital	—	—
Accumulated other comprehensive income	22,153	41,438
Retained earnings	3,048,217	3,087,603

Total shareholders’ equity	3,775,242	3,840,786

Total liabilities, redeemable noncontrolling interest and shareholders’ equity	$8,553,059	$7,801,041

Book value per common share	$56.96	$51.68

Common shares outstanding	54,872	61,745

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information

(in thousands of United States Dollars) (Unaudited)

	Three months ended June 30, 2010
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$531,358	$331,224	$(21,076)	$—	$841,506

Net premiums written	$351,330	$201,232		—	$552,562

Net premiums earned	$214,853	$111,669		—	$326,522
Net claims and claim expenses incurred	(22,580)	70,247		—	47,667
Acquisition expenses	21,113	18,831		—	39,944
Operational expenses	34,822	15,554		—	50,376

Underwriting income	$181,498	$7,037		—	188,535

Net investment income				27,607	27,607
Equity in earnings of other ventures				3,160	3,160
Other loss				(3,094)	(3,094)
Interest and preference share dividends				(16,781)	(16,781)
Redeemable noncontrolling interest - DaVinciRe				(51,915)	(51,915)
Other items, net				(7,581)	(7,581)
Net realized and unrealized gains on fixed maturity investments				71,106	71,106
Net other-than-temporary impairments				(796)	(796)

Net income available to RenaissanceRe common shareholders				$21,706	$210,241

Net claims and claim expenses incurred - current accident year	$58,808	$75,274			$134,082
Net claims and claim expenses incurred - prior accident years	(81,388)	(5,027)			(86,415)

Net claims and claim expenses incurred - total	$(22,580)	$70,247			$47,667

Net claims and claim expense ratio - current accident year	27.4%	67.4%			41.1%
Net claims and claim expense ratio - prior accident years	(37.9%)	(4.5%)			(26.5%)

Net claims and claim expense ratio - calendar year	(10.5%)	62.9%			14.6%
Underwriting expense ratio	26.0%	30.8%			27.7%

Combined ratio	15.5%	93.7%			42.3%

(1) Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

	Three months ended June 30, 2009
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$555,632	$298,731	$809	$—	$855,172

Net premiums written	$394,981	$236,389		—	$631,370

Net premiums earned	$227,912	$151,905		—	$379,817
Net claims and claim expenses incurred	(40,789)	107,612		—	66,823
Acquisition expenses	21,136	31,359		—	52,495
Operational expenses	35,189	11,676		—	46,865

Underwriting income	$212,376	$1,258		—	213,634

Net investment income				114,293	114,293
Equity in earnings of other ventures				5,432	5,432
Other loss				(3,656)	(3,656)
Interest and preference share dividends				(14,775)	(14,775)
Redeemable noncontrolling interest - DaVinciRe				(49,652)	(49,652)
Other items, net				(11,153)	(11,153)
Net realized gains on investments				18,889	18,889
Net other-than-temporary impairments				(1,833)	(1,833)

Net income available to RenaissanceRe common shareholders				$57,545	$271,179

Net claims and claim expenses incurred - current accident year	$55,575	$117,465			$173,040
Net claims and claim expenses incurred - prior accident years	(96,364)	(9,853)			(106,217)

Net claims and claim expenses incurred - total	$(40,789)	$107,612			$66,823

Net claims and claim expense ratio - current accident year	24.4%	77.3%			45.6%
Net claims and claim expense ratio - prior accident years	(42.3%)	(6.5%)			(28.0%)

Net claims and claim expense ratio - calendar year	(17.9%)	70.8%			17.6%
Underwriting expense ratio	24.7%	28.4%			26.2%

Combined ratio	6.8%	99.2%			43.8%

(1) Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Segment Information (cont’d.)

(in thousands of United States Dollars)

(Unaudited)

	Six months ended June 30, 2010
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$1,043,750	$383,104	$(21,883)	$—	$1,404,971

Net premiums written	$753,639	$214,906		—	$968,545

Net premiums earned	$464,893	$139,755		—	$604,648
Net claims and claim expenses incurred	78,954	47,770		—	126,724
Acquisition expenses	44,931	39,688		—	84,619
Operational expenses	74,973	39,954		—	114,927

Underwriting income	$266,035	$12,343		—	278,378

Net investment income				94,788	94,788
Equity in earnings of other ventures				5,316	5,316
Other loss				(8,825)	(8,825)
Interest and preference share dividends				(30,512)	(30,512)
Redeemable noncontrolling interest - DaVinciRe				(62,465)	(62,465)
Other items, net				(20,267)	(20,267)
Net realized and unrealized gains on fixed maturity investments				119,704	119,704
Net other-than-temporary impairments				(829)	(829)

Net income available to RenaissanceRe common shareholders				$96,910	$375,288

Net claims and claim expenses incurred - current accident year	$265,559	$109,279			$374,838
Net claims and claim expenses incurred - prior accident years	(186,605)	(61,509)			(248,114)

Net claims and claim expenses incurred - total	$78,954	$47,770			$126,724

Net claims and claim expense ratio - current accident year	57.1%	78.2%			62.0%
Net claims and claim expense ratio - prior accident years	(40.1%)	(44.0%)			(41.0%)

Net claims and claim expense ratio - calendar year	17.0%	34.2%			21.0%
Underwriting expense ratio	25.8%	57.0%			33.0%

Combined ratio	42.8%	91.2%			54.0%

(1)	Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

	Six months ended June 30, 2009
	Reinsurance	Insurance	Eliminations (1)	Other	Total
Gross premiums written	$1,088,548	$363,880	$1,045	$—	$1,453,473

Net premiums written	$809,768	$268,438		—	$1,078,206

Net premiums earned	$453,883	$227,682		—	$681,565
Net claims and claim expenses incurred	(24,218)	177,238		—	153,020
Acquisition expenses	40,157	56,942		—	97,099
Operational expenses	64,304	22,318		—	86,622

Underwriting income (loss)	$373,640	$(28,816)		—	344,824

Net investment income				156,419	156,419
Equity in earnings of other ventures				7,168	7,168
Other loss				(18,451)	(18,451)
Interest and preference share dividends				(29,486)	(29,486)
Redeemable noncontrolling interest - DaVinciRe				(85,127)	(85,127)
Other items, net				(27,044)	(27,044)
Net realized gains on investments				41,015	41,015
Net other-than-temporary impairments				(20,855)	(20,855)

Net income available to RenaissanceRe common shareholders				$23,639	$368,463

Net claims and claim expenses incurred - current accident year	$96,881	$155,094			$251,975
Net claims and claim expenses incurred - prior accident years	(121,099)	22,144			(98,955)

Net claims and claim expenses incurred - total	$(24,218)	$177,238			$153,020

Net claims and claim expense ratio - current accident year	21.3%	68.1%			37.0%
Net claims and claim expense ratio - prior accident years	(26.6%)	9.7%			(14.5%)

Net claims and claim expense ratio - calendar year	(5.3%)	77.8%			22.5%
Underwriting expense ratio	23.0%	34.9%			26.9%

Combined ratio	17.7%	112.7%			49.4%

(1)	Represents gross premiums ceded from the Insurance segment to the Reinsurance segment.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Gross Premiums Written and Managed Premiums

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Six months ended
Reinsurance Segment	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Renaissance catastrophe premiums	$302,625	$356,269	$570,919	$645,899
Renaissance specialty premiums	7,389	(3,370)	79,838	65,603

Total Renaissance premiums	310,014	352,899	650,757	711,502

DaVinci catastrophe premiums	186,917	202,733	342,743	374,519
DaVinci specialty premiums	(414)	—	1,602	2,527

Total DaVinci premiums	186,503	202,733	344,345	377,046

Lloyd’s catastrophe premiums	7,324	—	12,993	—
Lloyd’s specialty premiums	6,508	—	14,231	—
Lloyd’s Insurance premiums	21,009	—	21,641	—

Total Lloyd’s unit premiums	34,841	—	48,865	—
Catastrophe unit premiums ceded to the Lloyd’s unit	—	—	(217)	—

Total Lloyd’s unit premiums, net of inter-unit cessions	34,841	—	48,648	—

Total Reinsurance segment premiums	$531,358	$555,632	$1,043,750	$1,088,548

	Three months ended		Six months ended
Insurance Segment	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Crop	$273,833	$234,994	$280,969	$243,146
Commercial multi-line	30,911	25,447	57,715	50,089
Commercial property	20,801	32,366	33,809	48,487
Personal lines property	5,679	5,924	10,611	22,158

Total Insurance segment premiums	$331,224	$298,731	$383,104	$363,880

	Three months ended		Six months ended
Managed Premiums (1)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009

Total catastrophe unit premiums	$489,542	$559,002	$913,662	$1,020,418
Catastrophe premiums written on behalf of our joint venture, Top Layer Re (2)	18,793	26,184	44,979	49,976
Catastrophe premiums written in the Lloyd’s unit	7,324	—	12,776	—
Catastrophe premiums assumed from the Insurance segment	(67)	809	(242)	1,045

Total managed catastrophe premiums (1)	$515,592	$585,995	$971,175	$1,071,439

Total specialty unit premiums	$6,975	$(3,370)	$81,440	$68,130
Specialty premiums written in the Lloyd’s unit	6,508	—	14,231	—

Total managed specialty premiums (1)	$13,483	$(3,370)	$95,671	$68,130

Total Lloyd’s unit premiums	$34,841	$—	$48,865	$—
Catastrophe unit premiums ceded to the Lloyd’s unit	—	—	(217)	—
Insurance segment premiums ceded to the Lloyd’s unit	(21,009)	—	(21,641)	—

Total managed Lloyd’s unit premiums (1)	$13,832	$—	$27,007	$—

(1)	See Comments on Regulation G for a reconciliation of non-GAAP financial measures.

(2)	Top Layer Re is accounted for under the equity method of accounting.

RenaissanceRe Holdings Ltd. and Subsidiaries

Supplemental Financial Data - Total Investment Result

(in thousands of United States Dollars)

(Unaudited)

	Three months ended		Six months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Fixed maturity investments	$27,742	$40,007	$56,385	$79,134
Short term investments	2,458	2,741	4,742	5,812
Other investments
Hedge funds and private equity investments	8,188	12,327	25,724	(7,414)
Other	(8,184)	61,740	13,034	83,561
Cash and cash equivalents	65	157	131	530

	30,269	116,972	100,016	161,623
Investment expenses	(2,662)	(2,679)	(5,228)	(5,204)

Net investment income	27,607	114,293	94,788	156,419

Gross realized gains	29,058	33,213	77,945	64,636
Gross realized losses	(5,962)	(14,324)	(11,132)	(23,621)

Net realized gains on fixed maturity investments	23,096	18,889	66,813	41,015

Net unrealized gains on fixed maturity investments trading	48,010	—	52,891	—

Net realized and unrealized gains on fixed maturity investments	71,106	18,889	119,704	41,015

Total other-than-temporary impairments	(798)	(5,289)	(831)	(24,311)
Portion recognized in other comprehensive income, before taxes	2	3,456	2	3,456

Net other-than-temporary impairments	(796)	(1,833)	(829)	(20,855)

Net unrealized losses on fixed maturity investments available for sale	(9,414)	(57,166)	(18,055)	(62,573)
FAS 115-2 cumulative effect adjustment (1)	—	76,615	—	76,615

Net change in unrealized holding gains on fixed maturity investments available for sale	(9,414)	19,449	(18,055)	14,042

Total investment result	$88,503	$150,798	$195,608	$190,621

(1)	Cumulative effect adjustment to opening retained earnings as of April 1, 2009, related to the recognition and presentation of other-than-temporary impairments, as required by FASB ASC Topic Investments - Debt and Equity Securities.

Comments on Regulation G

In addition to the GAAP financial measures set forth in this Press Release, the Company has included certain non-GAAP financial measures in this Press Release within the meaning of Regulation G. The Company has provided these financial measurements in previous investor communications and the Company’s management believes that these measurements are important to investors and other interested persons, and that investors and such other persons benefit from having a consistent basis for comparison between quarters and for the comparison with other companies within the industry. These measures may not, however, be comparable to similarly titled measures used by companies outside of the insurance industry. Investors are cautioned not to place undue reliance on these non-GAAP measures in assessing the Company’s overall financial performance.

The Company uses “operating income available to RenaissanceRe common shareholders” as a measure to evaluate the underlying fundamentals of its operations and believes it to be a useful measure of its corporate performance. “Operating income available to RenaissanceRe common shareholders” as used herein differs from “net income available to RenaissanceRe common shareholders,” which the Company believes is the most directly comparable GAAP measure, by the exclusion of net realized and unrealized gains and losses on fixed maturity investments and net other-than-temporary impairments. The Company’s management believes that “operating income available to RenaissanceRe common shareholders” is useful to investors because it more accurately measures and predicts the Company’s results of operations by removing the variability arising from fluctuations in the Company’s fixed maturity investment portfolio. The Company also uses “operating income available to RenaissanceRe common shareholders” to calculate “operating income available to RenaissanceRe common shareholders per common share – diluted” and “operating return on average common equity – annualized”. The following is a reconciliation of: 1) net income available to RenaissanceRe common shareholders to operating income available to RenaissanceRe common shareholders; 2) net income available to RenaissanceRe common shareholders per common share – diluted to operating income available to RenaissanceRe common shareholders per common share – diluted; and 3) return on average common equity – annualized to operating return on average common equity – annualized:

	Three months ended		Six months ended
(in thousands of United States Dollars, except for per share amounts)	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net income available to RenaissanceRe common shareholders	$210,241	$271,179	$375,288	$368,463
Adjustment for net realized and unrealized gains on fixed maturity investments	(71,106)	(18,889)	(119,704)	(41,015)
Adjustment for net other-then-temporary impairments	796	1,833	829	20,855

Operating income available to RenaissanceRe common shareholders	$139,931	$254,123	$256,413	$348,303

Net income available to RenaissanceRe common shareholders per common share - diluted	$3.66	$4.32	$6.37	$5.90
Adjustment for net realized and unrealized gains on fixed maturity investments	(1.26)	(0.31)	(2.07)	(0.67)
Adjustment for net other-then-temporary impairments	—	0.04	—	0.34

Operating income available to RenaissanceRe common shareholders per common share - diluted	$2.40	$4.05	$4.30	$5.57

Return on average common equity - annualized	26.8%	41.5%	23.8%	29.1%
Adjustment for net realized and unrealized gains on fixed maturity investments	(8.9%)	(2.9%)	(7.5%)	(3.2%)
Adjustment for net other-then-temporary impairments	—	0.3%	—	1.6%

Operating return on average common equity - annualized	17.9%	38.9%	16.3%	27.5%

The Company has also included in this Press Release “managed catastrophe premiums”, “managed specialty premiums” and “managed Lloyd’s unit premiums”. “Managed catastrophe premiums” is defined as gross catastrophe premiums written by Renaissance Reinsurance and its related joint ventures, excluding catastrophe premiums assumed from the Company’s Insurance segment. “Managed catastrophe premiums” differ from total catastrophe unit premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of catastrophe premiums written on behalf of the Company’s joint venture Top Layer Re, which is accounted for under the equity method of accounting, the inclusion of catastrophe premiums written on behalf of the Company’s Lloyd’s unit, and the exclusion of catastrophe premiums assumed from the Company’s Insurance segment. “Managed specialty premiums” is defined as gross specialty premiums written by Renaissance Reinsurance, DaVinci and the Company’s Lloyd’s unit. “Managed specialty premiums” differ from total specialty unit premiums, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of specialty premiums written on behalf of the Company’s Lloyd’s unit. “Managed Lloyd’s unit premiums” is defined as gross premiums written by the Company Lloyd’s unit, excluding premiums assumed from the Company’s catastrophe unit and premiums assumed from the Company’s Insurance segment. “Managed Lloyd’s unit premiums” differ from total Lloyd’s unit premiums, which the Company believes is the most directly comparable GAAP measure, due to the exclusion of premiums written on behalf of the Company’s catastrophe unit, and the exclusion of premiums assumed from the Company’s Insurance segment. The Company’s management believes “managed catastrophe premiums”, “managed specialty premiums” and “managed Lloyd’s unit premiums” are useful to investors and other interested parties because they provide a measure of total catastrophe or specialty reinsurance premiums, as applicable, assumed by the Company through its consolidated subsidiaries and related joint ventures.